                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12 (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             HMC Merger Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                Maryland                                        53-0085950
-----------------------------------------                  ---------------------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                            Identification no.)


 10400 Fernwood Road, Bethesda, Maryland                           20817
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(Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12 (b) of the          pursuant to Section 12 (g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A. (c), please check the following         A. (d), please check the following
box.  [X]                                  box.  [ ]

 Securities Act registration statement file number to which this form relates:
                            333-55807 and 333-64793
                         (If applicable)

      Securities to be registered pursuant to Section 12 (b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------              ----------------------------------
                                              New York Stock Exchange
                                              Chicago Stock Exchange
                                              Pacific Exchange, Inc.
       Common Stock, $.01 par value           Philadelphia Stock Exchange
       ----------------------------           ---------------------------

      Securities to be registered pursuant to Section 12 (g) of the Act:

                                     (none)
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                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by Item 1 is set forth under the caption "Description of Capital Stock" in the Prospectus/Consent Solicitation Statement which forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-55807) and "Description of Host REIT Capital Stock" in the Proxy Statement/Prospectus which forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-64793) (collectively, the "Registration Statements"), and which descriptions are incorporated herein by these references, and qualified in its entirety by reference to the Registrant's
(i) Articles of Incorporation, (ii) Form of Articles of Amendment and Restatement of Articles of Incorporation, (iii) Bylaws and (iv) Form of Common Stock Certificate, each filed as an exhibit to such Registration Statements.


ITEM 2.  EXHIBITS.

     The following documents are being filed as exhibits to this registration statement.

        Exhibit Number                             Description
        --------------   ------------------------------------------------------------
              1          Articles of Incorporation of HMC Merger Corporation (to
                         be renamed Host Marriott Corporation in connection with
                         the REIT Conversion), dated September 28, 1998
                         (incorporated by reference to exhibit 3.12 of the
                         Registration Statement (File No. 333-55807))

              2          Form of Articles of Amendment and Restatement of
                         Articles of Incorporation of HMC Merger Corporation (to be renamed Host Marriott Corporation in connection with the REIT Conversion) (incorporated by reference to exhibit 3.4 of the Registration Statement (File
                         No. 333-64793))

              3          Bylaws of HMC Merger Corporation (to be renamed Host
                         Marriott Corporation in connection with the REIT
                         Conversion) (incorporated by reference to exhibit 3.3
                         of the Registration Statement (File No. 333-64793))

              4          Form of Common Stock Certificate of HMC Merger
                         Corporation (to be renamed Host Marriott Corporation in connection with the REIT Conversion) (incorporated by reference to exhibit 4.7 of the Registration Statement
                         (File No. 333-55807))

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     HMC Merger Corporation


Date:   December 24, 1998         By:  /s/ Robert E. Parsons, Jr.
        -----------------         --------------------------------
                                       Name:  Robert E. Parsons, Jr.
                                       Title: President